EXHIBIT 21

SUBSIDIARIES OF STATE STREET CORPORATION

The following table presents the name of each subsidiary and the state or jurisdiction of its organization. Certain subsidiaries of State Street have been omitted in accordance with SEC regulations because, when considered in the aggregate, they did not constitute a “significant subsidiary” of State Street.

CURRENEX, INC	Massachusetts
INTERNATIONAL FUND SERVICES (IRELAND) LIMITED	Ireland
INVESTORS BOSTON SECURITIES CORPORATION	Massachusetts
INVESTORS CALIFORNIA, LLC	Massachusetts
INVESTORS COPLEY SECURITIES CORP	Massachusetts
INVESTORS TRUST & CUSTODIAL SERVICES (IRELAND) LIMITED	Ireland
INVESTORS TRUST HOLDINGS IRELAND	Ireland
LINCOLN SECURITIES CORPORATION	Massachusetts
QUINCY SECURITIES CORPORATION	Massachusetts
SSB REALTY, LLC	Massachusetts
STATE STREET BANK AND TRUST COMPANY	Massachusetts
STATE STREET BANK EUROPE	United Kingdom
STATE STREET BANK GMBH	Germany
STATE STREET BANK LUXEMBOURG, S.A.	Luxembourg
STATE STREET BANQUE, S.A.	France
STATE STREET GLOBAL ADVISORS INTERNATIONAL HOLDINGS INC.	Delaware
STATE STREET GLOBAL ADVISORS, CAYMAN	Cayman Islands
STATE STREET GLOBAL ADVISORS, INC.	Delaware
STATE STREET GLOBAL ADVISORS, UNITED KINGDOM, LTD	United Kingdom
STATE STREET GLOBAL MARKETS INTL, LTD	United Kingdom
STATE STREET GLOBAL MARKETS, LLC	Massachusetts
STATE STREET HOLDINGS IRELAND	Ireland
STATE STREET INTERNATIONAL (IRELAND) LIMITED	Ireland
STATE STREET INTERNATIONAL HOLDINGS	Massachusetts
STATE STREET INVESTMENT SERVICES CALIFORNIA LLC	California
STATE STREET MASSACHUSETTS SECURITIES CORPORATION	Massachusetts